                                                                                                                           Exhibit 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Announces
 First Quarter 2017 Select Preliminary Operating
and Financial Results

Houston, TX, May 10, 2017 – U.S. Physical Therapy, Inc. ("USPH") (NYSE: USPH) is a national operator of outpatient physical therapy clinics. The Company today reported select operating and financial results for the first quarter ended March 31, 2017. The below financial information is preliminary and unaudited, and subject to adjustment based on the Company’s final review.

First Quarter 2017 Compared to First Quarter 2016 - Selected Preliminary Operating and Financial Results

•	Total net revenues increased 12.3% from $86.9 million in the 2016 period to $97.6 million in the 2017 period, primarily due to a 10.1% increase in net patient revenues from the physical therapy operations, higher revenues from management contracts due to an increase in the number of facilities managed by the Company and one month of revenues from the workforce performance solutions business acquired in March 2017.

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Net patient revenues from physical therapy operations increased approximately $8.6 million to $93.7 million in the 2017 period from $85.0 million in the 2016 period due to an increase in total patient visits of 10.3% from 808,000 to 892,000 partially offset by a $0.18 decrease in average net patient revenue per visit to $105.04 from $105.22. Revenues from management contracts and other, excluding the workforce performance solutions business, was $2.4 million.

•	The revenues from the recently acquired workforce performance solutions business was $1.5 million for the month of March 2017.

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May 10, 2017

•	Average physical therapy patient visits per day per clinic increased to 25.2 in the first quarter of 2017 from 24.7 in the 2016 period.

•	Same store revenues and visits increased slightly for de novo and acquired clinics open for one year or more. The same store net rate per visit was flat.

Other Financial and Operational Information

•	On January 3, 2017, the Company acquired a 70% interest in a physical therapy practice that owns and operates 17 clinics and manages an additional 8 clinics.

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Effective March 1, 2017, the Company acquired a 55% interest in a leading provider of workforce performance solutions. Services provided include onsite injury prevention and rehabilitation, performance optimization and ergonomic assessments.

•	The aggregate consideration paid for the two acquisitions was $18.0 million of which $17.1 million was paid in cash and $0.9 million in notes payable.

•	As of March 31, 2017 total patient accounts receivable were $43.2 million, net of $1.9 million of allowance for doubtful accounts.

•	The average age of the Company’s accounts receivables was 39 days at March 31, 2017.

•	Borrowings under the Company’s amended credit agreement totaled $58.0 million at March 31, 2017.

•	Notes payable to selling shareholders as of March 31, 2017 were $6.0 million.

•	As of March 31, 2017, the Company’s cash balance was $25.2 million.

•	As of the end of the first quarter of 2017, net debt (third party debt minus cash) was $38.8 million.

Management’s Comments

 Chris Reading, Chief Executive Officer, said, “Business revenues and patient volume remains strong. Development activities, both de novo and acquisition related, are very healthy. Additionally, we have added to our team and resources recently to further strengthen our development related activities. While we continue to move our Company’s operations forward, we are also working diligently to complete the steps necessary to become current in our filings with the Securities and Exchange Commission. Thank you, our shareholders, for your continued support.”

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May 10, 2017

Accounting Correction for Redeemable Non-Controlling Interests and Restatement of Prior Period Financial Statements

 As previously disclosed on March 17, 2017, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (“SEC”) regarding the delayed filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the "2016 Form 10-K”) due to management’s need for additional time to complete its review of the appropriate accounting treatment for redeemable non-controlling interests of its acquired partnerships. On March 31, 2017, the Company further announced that it was working to be in a position to file its 2016 Form 10-K with the SEC as soon as possible in April 2017. On April 28, 2017, the Company disclosed that it did not meet its target of filing the 2016 Form 10-K in April 2017 and continues to work diligently to complete the preparation of its consolidated financial statements in order to file both its 2016 Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 as soon as is possible.

Forward-Looking Statements

 This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

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the risk that the review for the correction in accounting method for redeemable non-controlling interests could result in the determination that the effect of the matters under review are materially greater or lesser than the Company currently believes;

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the risk that the correction in the accounting method for redeemable non-controlling interests could adversely affect the Company’s ability to make timely filings with the Securities and Exchange Commission;

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the risk of damage to the Company’s business and reputation arising from the correction in accounting method for redeemable non-controlling interests, and potential claims or proceedings relating to such matters;

•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
•	revenues we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor investigations and audits;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	possible legal actions; which could subject us to increased operating costs and uninsured liabilities;
•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
•	revenues and earnings expectations;
•	general economic conditions;
•	availability and cost of qualified physical and occupational therapists;
•	personnel productivity and retaining personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

 Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

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May 10, 2017

About U.S. Physical Therapy, Inc.

 Founded in 1990, U.S. Physical Therapy, Inc. operates 557 outpatient physical and occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. Besides owning and operating clinics, the Company manages 30 physical therapy facilities for third parties, including hospitals and physician groups. The Company also provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

 More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.